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                                                                   Exhibit 10.64

                   MASTER SERVICING AND COLLECTION AGREEMENT


         SERVICING AND COLLECTION AGREEMENT, dated as of October 1, 1995 by and between DORAL FEDERAL SAVINGS BANK, a federally-chartered stock savings bank (the "Savings Bank") and FIRST FINANCIAL CARIBBEAN CORPORATION, a mortgage banking firm organized under the laws of the Commonwealth of Puerto Rico ("FFCC").

                                   WITNESSETH

         WHEREAS, FFCC and Doral desire to service and the Savings Bank desires to assign FFCC the right to service, pursuant to the terms of this Agreement, all first or second mortgage loans secured by residential properties, all loans secured by commercial real estate, all consumer and any other loans secured by real estate which are now or hereinafter included in the Savings Bank's loan portfolio (such loans are hereinafter referred to as the "Loan(s)");

         WHEREAS, FFCC desires that the Savings Bank receive, process and make the collections of payments under the Loans so serviced and any additional other loans, and at such locations as, from time to time the parties may agree, subject to the terms hereof (the "Mortgage and Loan Payments"), and the Savings Bank is desirous of receiving, processing and making said collections of Mortgage and Loan Payments.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:
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         1.      FFCC TO SERVICE THE LOANS.

                 1.1 Loans Subject to this Agreement. The loans of the Savings Bank will be serviced exclusively by FFCC, on the terms and conditions herein provided.

                 1.2      Fee.    The Savings Bank shall pay FFCC a fee for
servicing the loans (the "Servicing Fee") equivalent to 0.25% of the outstanding principal balance, per month.

         2.      CONVEYANCE OF DOCUMENTS AND INFORMATION.

                 2.1 Mortgage Schedule. As to each Loan to be serviced by FFCC pursuant to this Agreement, the Savings Bank shall identify and provide to FFCC, as of the date FFCC servicing obligation begins (the "Transfer Date") the following information ("Mortgage Loan Schedule"):

         (a)     address of the mortgaged property and the name of the mortgagor thereunder;

                 (b)     the principal balance as of the close of Transfer Date;

                          (c)     loan number;

                          (d)     original principal amount;

                          (e)     appraised value;

                          (f)     due date;

                          (g)     date of origination;

                          (h)     original term in months;
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                          (i)     the interest rate payable thereunder;

                          (j)     the scheduled monthly level payment of
principal and interest;

                          (k)     the date of maturity;

                          (l)     a code indicating the property type; and

                          (m)     amount of escrow funds, if any.

                 2.2 Delivery of Loan Documents. On the Transfer Date, the Savings Bank shall deliver to FFCC copies of each of the following documents to the extent applicable, for each Loan:

  (a)     Copy of original note or other evidence of the indebtedness of a Loan.

                          (b)     Copy of the deed of mortgage or other
instrument evidencing the security interest for each Loan (the "Mortgage") with evidence of recording thereon;

                          (c)     Copy of the Title insurance policy;

                          (d)     All assumption, extension and modification
agreements;

                          (e)     Guaranties of repayment of the Loan, if any;

                          (f)     Any pledge agreement issued in connection
with the Loan.

                          (g)     Hazard insurance policy and, if required by
law, flood insurance policy, with extended coverage of the hazard insurance policy.
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                          (h)     Copy of the most recent appraisal of the
Mortgage Property.

                          (i)     Amortization schedule indicating the original
principal amount, the date or origination, the interest rate, the term, the scheduled monthly payment of principal and interest and the outstanding principal balance as of the close of business on the Transfer Date.

                          (j)     Copy of Loan application, if available.

                          (k)     Copy of Closing statement, if available.

                          (l)     Tax receipts, insurance premium receipts,
ledger sheets, payment records, insurance claim files and correspondence, the amount of funds held in escrow by the Savings Bank and any correspondence with respect to such escrow account, general correspondence, the Savings Bank's loan number, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Savings Bank or others required to document the Loan or to service the Loan.

                 3.       ADMINISTRATION AND SERVICING OF THE MORTGAGES.

                 3.1 FFCC to Act as Servicer. Continuously from the date hereof until the principal and interest of the Loans are paid in full, and except as otherwise provided in this Agreement, FFCC will proceed diligently to collect all payments in accordance with the terms of the Loans, as and when the same shall become due and payable. FFCC will promptly discharge all the obligations of the mortgagee, as well as every obligation arising hereunder and under the contract of insurance issued under the National Housing Act of 1934, as amended and supplemented (hereafter called the "Housing Act") or any guaranty issued under the Servicemen's Readjustment
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Act of 1984 as amended and supplemented (hereafter called the "Servicemen's
Act") if applicable. Unless otherwise specifically agreed to in writing by FFCC, FFCC shall not be required to advance any amounts not collected on the Loans.

                 3.2 Remittance of Funds. FFCC on or before the 20th day of each month, will forward to the Savings Bank all funds it has received which are applicable to the payment of principal and interest under the terms of each Loan and which have not been previously remitted to the Savings Bank by FFCC. Until such funds are remitted, FFCC shall hold such funds in trust for the Savings Bank in a custodial account. FFCC will also hold in trust for the Savings Bank in a custodial account all other funds received and shall apply these funds in accordance with the terms of the Mortgage, this Agreement and any applicable regulations of the Housing Act and Servicemen's Act. Said funds will be maintained in a separate account at the Savings Bank. Any late payment fees, assumption fees and any similar fees shall be retained by FFCC as additional servicing compensation. Any prepayment fees shall be paid to the Savings Bank.

                 3.3 Notices. FFCC shall advise the Savings Bank monthly as to the status of each Loan, including a description of the Loan balance at the beginning of the period covered, all payments of all interest, principal and maintenance charges and the outstanding balance as of the end of the period covered. The term "Maintenance Charges" as herein used means all payments for whatever purpose required by the terms of the Loan other than principal and interest. FFCC will submit annually a certification as to payment of real estate taxes, property insurance, and where applicable, FHA or private mortgage insurance.

                 3.4 Assignment. (a) Upon any subsequent assignment of the Loan, the Savings Bank shall mail written notice thereof to FFCC, giving the name and address of the Assignee. Until FFCC
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receives such written notice, the Savings Bank shall be presumed to continue to be the owner of the Loan and FFCC will be fully protected in continuing to make payments of principal and interest to the Savings Bank. Upon such assignment by the Savings Bank, the Savings Bank shall be ipso facto released from any and all obligations hereunder.

                          (b)     FFCC may assign its obligations to service
the Mortgages only with the written consent of the Savings Bank to another duly qualified institution; provided, that no such consent shall be required for any assignments to Doral Mortgage Corporation. Upon such assignment by FFCC, FFCC shall be ipso facto released from any and all obligations hereunder with respect to any obligations assigned hereunder.

                 3.5 Hazard Insurance. During the term of this Agreement FFCC will ensure that at all times while a Loan covered by this Agreement is outstanding, all of the buildings upon the premises covered by the Loan are kept insured against loss or damage by fire and the perils normally insured against by extended coverage, without co- insurance and with the standard mortgagee clause without contribution by the Savings Bank, by insurance companies satisfactory to the Savings Bank but at the Savings Bank's expense in the event of failure by the mortgagor or other owner to maintain such insurance in force. The amount of coverage will be equal to the unpaid principal balance of the Loan or the full insurable value of such buildings and improvements upon the premises covered by the Loan, whichever is the lesser.

                 FFCC shall promptly notify the Savings Bank in writing of any damage by fire or other loss to the Mortgage Property when FFCC learns of same and such damage exceeds One Thousand Dollars ($1,000).
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                 FFCC shall process and endorse on behalf of the Savings Bank, fire and extended coverage loss drafts payable to the Savings Bank where the total is One Thousand Dollars ($1,000) or less.

                 3.6 Inspections. FFCC at its own expense will make inspections of the Mortgage Property, under any of the following circumstances:

                          (a)     When FFCC becomes aware of fire or other
damage to the Mortgage Property and the amount of damage exceeds One Thousand Dollars ($1,000).

                          (b)     When the Loan payments become delinquent and
the Mortgage Property is to be inspected as part of FFCC's normal collection cycle.

                          (c)     When FFCC has to make inspections pursuant to
information received from any regulatory authority having jurisdiction.

                          (d)     Under any other circumstances, in order to
comply with Department of Veterans Affairs, FHA, or private mortgage insurance regulations, if applicable.

                 3.7 Notices Requires. FFCC shall promptly notify the Savings Bank in writing of any of the following which may come to the attention of FFCC:

                          (a)     Any loss or damage by fire.

                          (b)     Any failure by the borrower to perform any
covenant or obligation under the Loan, if such failure continues for a period of thirty (30) days.
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                          (c)     Any sale or transfer of the legal or
equitable title to any Mortgage Property, and the date of the instrument transferring the title thereto.

(d) Any vacancy in the Mortgage Property continuing for more than two (2) months.

                          (e)     Any lack of repair or other deterioration or
waste suffered or committed in respect of any Mortgage Property.

                          (f)     Abandonment of the Mortgage Property.

                          (g)     Any other matter which would adversely affect
or result in the diminution of value of the security for any Loan.

                          (h)     Under any other circumstances, in order to
comply with Department of Veterans Affairs, FHA, or private mortgage insurance regulations, if applicable.

                 3.8 Compliance. FFCC will comply in all respects with the Housing Act and the Servicemen's Act wherever applicable, and with all rules and regulations issued thereunder as the same apply to the obligations of the mortgagee, including the maintenance of records or giving of notice, insofar as they may apply so that, the full benefit of any contract of insurance or any guaranty will inure to the benefit of the Savings Bank.

                 3.9 Defaults and Foreclosure. In case of default on any Loan by the borrower, the Savings Bank, if it so elects, shall have the right to institute foreclosure proceedings or, at its option, may authorize FFCC to institute and conduct foreclosure proceedings on its behalf or acquire the property by other means. FFCC will conduct all proceedings in accordance with the Housing Act or the Servicemen's Act or the requirements of a private insurer, if applicable, and as the case may be, and if the property is conveyed
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to the Federal Housing Administration or the Secretary of the Department of
Veterans Affairs, FFCC will, if requested by the Savings Bank, attend to all settlement proceedings incidental to such conveyance. The Savings Bank will reimburse FFCC for all reasonable attorneys' fees and costs and all other reasonable out-of-pocket expenses in connection with the foreclosure. FFCC will notify the Savings Bank of any attorney's fees of $450 or more with respect to foreclosure proceedings on any Loan, exclusive of expenses.

                 3.10 Records. FFCC agrees that a representative of the Savings Bank may at any time during ordinary business hours examine all books and records of FFCC relating to any of the Loans serviced under the terms of this Agreement.

                 3.11 Fidelity Insurance. While this Agreement is in force, FFCC shall, at its expense, maintain at all times policies of fidelity, theft, forgery and errors and omission insurance. Such policies shall be in amounts and with coverage satisfactory to the Savings Bank, and shall be written to provide for notice or cancellation to the Savings Bank. Upon execution of this Agreement, FFCC shall provide each policy showing such coverage to the Savings Bank and FFCC shall promptly provide the Savings Bank with copies of any changes of such policies.

                 3.12 Termination of FFCC's Servicing of Loans. The Savings Bank may, at its option and subject to the provisions in Section 10.0, by ninety (90) days' written notice to FFCC, terminate this Agreement as to Loans being serviced by FFCC with or without cause.

         4.      BANK TO COLLECT LOAN PAYMENTS.

                 (a) By mutual agreement of the parties, the Savings Bank will provide for the receipt of payments of the Loans and any other
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loans serviced by FFCC.  Nothing herein shall release FFCC from its obligations pursuant to the remaining terms of this Agreement, provided, however, that the Savings Bank shall be under no obligation to provide for the receipt of payments in arrears. All loan payments received by the Savings Bank pursuant to this Section 4 shall be transferred to FFCC no later than the next Business Day when received.

                 (b) So long as FFCC shall maintain accounts with a monthly average balance of more than $15 million on deposit in the Savings Bank, no fees shall be payable for the services provided pursuant to otherwise a fee of $1.00 per transaction shall be payable by FFCC to the Savings Bank.

                 (c) FFCC shall provide computer equipment to the Savings Bank to assist the Savings Bank in providing its services under this Section 4.0.

         5.      FFCC TO OFFER SECURITIZATION SERVICES.

                 At no extra charge to the Savings Bank, and upon execution of this Agreement, FFCC shall proceed to review the Loans for the purpose of securitizing and including said Loans in mortgage-backed securities (the "Mortgage- Backed Securities"). FFCC may, upon such terms as the Savings Bank and FFCC agree to, issue the Mortgage-Backed Securities. Upon issuance of the Mortgage-Backed Securities, if any, FFCC shall continue to service the Loans included therein, and shall be paid a Servicing Fee in accordance with the commitments for issuance of the respective Mortgage- Backed Securities, net of any charges to be paid as cost of securitization to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, or any other private corporation or trust.
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         6.      REPRESENTATIONS AND WARRANTIES OF THE SAVINGS BANK.

                 The Savings Bank hereby represents and warrants to FFCC that:

                 (a) The Savings Bank is a federally-chartered savings bank duly organized, validly existing, and in good standing under the laws of the United States and the Commonwealth of Puerto Rico and has all licenses necessary to carry on its business as now being conducted; the Savings Bank has corporate power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Savings Bank and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Savings Bank; and all requisite corporate action has been taken by the Savings Bank to make this Agreement valid and binding upon the Savings Bank in accordance with its terms;

                 (b) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the charter or by-laws of the Savings Bank or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which the Savings Bank or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Savings Bank or its property is subject;

                 (c) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated
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hereby contains any untrue statement of fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading;

                 (d) The origination and collection practices used by the Savings Bank with respect to each Loan, have been in all material respects legal, proper, prudent and customary in the mortgage servicing business;

                 (e) The Savings Bank does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

                 (f) The Savings Bank's deposits are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation to the maximum extent permitted by law.

                 (g) The Savings Bank has full right and power to hold and to contract the Servicing to FFCC.

                 (h) Upon execution of this Agreement and subject to the terms hereof, FFCC shall have the right to service any Loan originated by the Savings Bank after the date hereof.

                 (i) As to each Loan the Savings Bank has furnished all the documents that it must produce hereunder and all such documents, to the best knowledge of the Savings Bank, are true and correct in all material respects.

                 (j) The Savings Bank is relying and shall rely upon FFCC's representations and warranties in connection with the execution, performance and delivery of this Agreement, notwithstanding any investigation made by the Savings Bank or otherwise on the Savings Bank's behalf.
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                 On any Transfer Date, or upon any request to FFCC by the
Savings Bank to service any Loans, as applicable, the Savings Bank shall be deemed to repeat all the foregoing representations and warranties.

         7.      REPRESENTATIONS AND WARRANTIES OF FFCC.

                 (a) FFCC is a mortgage banking firm duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico and has all licenses necessary to carry on its business as now being conducted; FFCC has corporate power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by FFCC and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of FFCC; and all requisite corporate action has been taken by FFCC to make this Agreement valid and binding upon FFCC in accordance with its terms;

                 (b) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the certificate of incorporation or by-laws of FFCC or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which FFCC or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which FFCC or its property is subject;

                 (c) Neither this agreement nor any statement, report or other document furnished or to be furnished by FFCC pursuant to this Agreement or in connection with the transactions contemplated
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hereby contains any untrue statement of fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading;

                 (d) FFCC does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

                 (e) FFCC is relying and shall rely upon the Savings Bank's representations and warranties in connection with the execution, performance and delivery of this Agreement, notwithstanding any investigation made by FFCC or otherwise on FFCC's behalf.

                 (f) FFCC is an approved seller/servicer of conventional mortgage loans for FNMA and FHLMC in good standing.

                 (g) Doral is an approved seller/servicer of conventional mortgage loans for FHLMC in goodstanding.

         8.      CONDITIONS PRECEDENT.

                 (a) The parties shall have obtained such licenses, permits and approvals of Federal and Commonwealth regulatory agencies, to the extent that their approvals or consents are required by applicable law or regulations, for the consummation of the transactions contemplated hereby and as may be required in order for the fulfillment of the parties' obligations hereunder.

                 (b) All actions, proceedings, instruments and documents deemed necessary or appropriate by FFCC or the Savings Bank, as the case may be, to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been received or completed.
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                 (c)      The Savings Bank shall have terminated any and all
agreements with any third party to service any Loan owned by the Savings Bank heretofore in force and effect; provided, however, that any cancellation fee incurred by the Savings Bank in terminating any such agreement or agreements shall be reimbursed by FFCC to the Savings Bank.

         9.      COVENANTS OF THE SAVINGS BANK AND FFCC.

                 (a) Each of the Savings Bank and FFCC will use their best efforts to obtain any consents of third parties and regulatory approvals required for the consummation of this Agreement and the transactions contemplated hereby and provided that unreasonable effort or expense is not required, and will give full cooperation to obtain all necessary consents, approvals and authorizations subsequent to the date hereof to the extent that such consent approvals and authorizations are not obtained prior to the date hereof.

                 (b) The Savings Bank and FFCC shall respectively execute and deliver such documents and instruments and do such other things as may be reasonably required more fully and definitely to vest in the parties such powers, duties, responsibilities, obligations and liabilities of the Savings Bank and FFCC as is contemplated hereunder.

                 (c) Each and every representation and warranty made by FFCC and the Savings Bank shall survive the execution and delivery of this Agreement, and shall be deemed to have been effectively repeated by FFCC and the Savings Bank, as the case may be, upon: (i) each Transfer Date and (ii) any collection by the Savings Bank of any loan payment pursuant to Section 4 hereof.
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         10.     TERMINATION.

                 The Savings Bank may terminate this Agreement at any time without cost or obligation in the event that FFCC shall lose its status as an approved seller/servicer under governmental programs or violates any provision under this Agreement.

                 FFCC shall promptly deliver to any successor to its responsibilities hereunder any funds due and payable to the Savings Bank and all documents and statements held by it hereunder and FFCC shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of FFCC.

         11.     AMENDMENT.

                 This Agreement may be amended from time to time by the Savings Bank and FFCC, subject to and conditioned upon all necessary regulatory approvals, by written agreement signed by the Savings Bank and FFCC.

         12.     GOVERNING LAW.

                 This Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 Nothing herein expressed or implied is intended or shall be construed to confer upon or to give to any person or entity other than the parties hereto, any rights or remedies under or by reason of this Agreement.
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         13.     NOTICES.

                 All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Savings Bank, 268 Ponce de Leon Avenue, Suite 910 Hato Rey, Puerto Rico 00918,
Attention: President and Chief Executive Officer, or such other address as may hereafter be furnished to FFCC in writing by the Savings Bank, (b) in the case of FFCC, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, Attention:
Chief Executive Officer, or such other address that may be furnished to the Savings Bank in writing by FFCC.

         14.     SEVERABILITY OF PROVISIONS.

                 If any one or more of the covenants, agreements, provisions or terms of this Agreement which is not essential to the effectuation or the basic purpose of this Agreement is held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         15.     INDEMNIFICATION.

                 FFCC shall indemnify the Savings Bank and hold it harmless against any loss, liability or expense (including reasonable legal and other fees and expenses) arising out of or in connection with the performance of its duties hereunder, except that the Bank shall not be indemnified against any such loss, liability or expense arising out of its bad faith, gross negligence or willful failure to perform its obligations hereunder, including the costs and expenses of defending itself against any claim or
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                                       18

liability in connection therewith. The Savings Bank shall notify FFCC in writing of the written assertion of a claim against the Savings Bank or the summons or other legal process commencing any action against it promptly after the Savings Bank shall have received any such written assertion of a claim or shall have been served with a summons or other legal process giving information as to the nature an basis of the claim. FFCC shall be entitled to participate in the defense of any such claim or legal action, and if it so elects at any time after receipt of such notice, FFCC may assume the defense of any suit brought to enforce any such claim, provided, however, that if separate defenses to any such suit are available to the Savings Bank which require that it be represented by separate counsel, then FFCC shall be responsible for payment of reasonable attorney's fees of one separate counsel.

         16.     EXECUTION AND EFFECTIVE DATE.

                 This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall be effective on October 1, 1995 and shall apply to Loans assigned to be serviced by FFCC after such date. Any Loans prior to the effective date of this Agreement will be subject to the terms and conditions of that certain Master Purchase, Servicing and Collection Agreement, dated as of September 15, 1995 between the Savings Bank and FFCC.

         17.     NO ASSIGNMENT; DORAL MORTGAGE MAY PERFORM OBLIGATIONS.

                 Neither the Savings Bank nor FFCC shall assign their rights under the Agreement without the prior written consent of the other party; provided, however, FFCC may enter into subservicing agreements with, or assign its rights hereunder to Doral Mortgage Corporation ("Doral Mortgage"). In any such event, Doral Mortgage
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shall be entitled to receive any compensation that would otherwise be payable to FFCC hereunder and shall be bound by the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the Savings Bank and FFCC have caused their names to be signed hereto by their respective officers, thereunto duly authorized as of the day and year first above written.

                                 DORAL FEDERAL SAVINGS BANK




                                 By:         /s/ Luis Alvarado
                                 --------------------------------
                                 Name:         Luis Alvarado
                                 Title:  President and Chief Operating
                                                 Officer


                                 FIRST FINANCIAL CARIBBEAN CORPORATION



                                 By:          /s/ Zoila Levis
                                 --------------------------------
                                 Name:            Zoila Levis
                                 Title:            President



Agreed and Accepted as of the
  date first above written:


         DORAL MORTGAGE CORPORATION



By:          /s/ Edison Velez
    ---------------------------
Name:      Edison Velez
Title:        President